                                                                   EXHIBIT 3.01


                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                               PACIFIC ENTERPRISES



     First:  The name of the corporation is Pacific Enterprises.

     Second: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the California General Corporation Law other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     Third:  The said corporation shall have perpetual existence.

     Fourth: 1. AUTHORIZED NUMBER, CLASSES AND SERIES OF SHARES. The total number of shares which this corporation is authorized to issue is six hundred fifteen million (615,000,000), which are to be classified into three classes, of which ten million (10,000,000) shall be shares of Preferred Stock issuable in one or more series, five million (5,000,000) shall be shares of Class A Preferred Stock issuable in one or more series and six hundred million (600,000,000) shall be shares of Common Stock.

     Of said ten million (10,000,000) shares of Preferred Stock, three hundred thousand (300,000) shall be shares of a series of $4.50 Dividend Preferred Stock, one hundred thousand (100,000) shall be shares of a series of $4.40 Dividend Preferred Stock, two hundred thousand (200,000) shall be shares of a series of $4.75 Dividend Preferred Stock, two hundred thousand (200,000) shall be shares of a series of $4.36 Dividend Preferred Stock and two hundred fifty-three (253) shall be shares of a series of $4.75 Dividend Preferred Stock (convertible on or before October 31, 1966), and all of said series shall have the respective rights, preferences and privileges hereinafter set forth and no others.

     The remainder of said shares of Preferred Stock, to wit, nine million, one hundred ninety nine thousand, seven hundred forty seven (9,199,747), and said five million (5,000,000) shares of Class A Preferred Stock, may be issued from time to time in one or more additional series as determined by the Board of Directors of this corporation which is hereby authorized, within the limitations and restrictions stated herein, to fix or alter, from time to time, the dividend rate (including fixed, variable or adjustable rates), the number of votes per share, the conversion rights, if any, the rights and terms of redemption (including sinking fund provisions), the redemption price or prices, if any, the liquidation preferences, the number of shares, and the distinctive designations of each such additional series while wholly unissued; and to increase or decrease the number of shares of any such series subsequent to the issue of shares of the series, but not below the number of such shares then outstanding. In case the number of such series shall so be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The designation of each such additional series shall include the words "Preferred Stock" in the case of Preferred Stock and "Class A Preferred Stock" in the case of Class A Preferred Stock.

     2. DIVIDEND RIGHTS. The holders of the shares of the $4.50 Dividend Preferred Stock, the $4.40 Dividend Preferred Stock, the $4.75 Dividend Preferred Stock, the $4.36 Dividend Preferred Stock and the $4.75 Dividend Preferred Stock (convertible on or before October 31, 1966), are entitled to receive, when and as declared by said Board of Directors out of any funds legally available therefor, dividends payable quarterly in each year after the issuance thereof on such dates as may be fixed by said Board of Directors at the following rates, and no more:

          $4.50 Dividend Preferred Stock - $4.50 per share per annum;

          $4.40 Dividend Preferred Stock - $4.40 per share per annum;

          $4.75 Dividend Preferred Stock - $4.75 per share per annum;

          $4.36 Dividend Preferred Stock - $4.36 per share per annum;

          $4.75 Dividend Preferred Stock (convertible on or before October 31,
     1966) - $4.75 per share per annum;

     The holders of the shares of each additional series of Preferred Stock and each series of Class A Preferred Stock shall be entitled to receive, when and as declared by said Board of Directors out of any funds legally available therefor, dividends at the respective rate fixed for such series by the Board of Directors in the resolution providing for the issuance of such series, and no more, payable on such dates as may be fixed by said
Board of Directors.  There shall be no priority of any series of Preferred
Stock over any other series of Preferred Stock in the payment of dividends and there shall be no priority of any series of Class A Preferred Stock over any other series of Class A Preferred Stock in the payment of dividends. The dividends on every series of shares of Preferred Stock and of Class A
Preferred Stock shall be cumulative from the date of issuance thereof, or from and after the first day of the dividend period in which the shares of the respective series shall be issued, or from such other date, as may be fixed by said Board of Directors prior to the issuance thereof, and all accrued and current dividends on the Preferred Stock of all series shall be paid or declared and set apart before any dividends are paid or set apart on the Class A Preferred Stock or the Common Stock, and before any assets shall be paid or set apart for the purchase of or for distribution with respect to the Class A Preferred Stock or the Common Stock or any other stock of this corporation not ranking prior to the Preferred Stock.

     All accrued and current dividends on the Class A Preferred Stock of all series shall be paid or declared and set apart before any dividends are paid or set apart on the Common Stock, and before any assets shall be paid or set apart for the purchase or redemption of or for distribution with respect to the Common Stock or any other stock of this corporation other than the Preferred Stock. The holders of the shares of Common Stock are entitled to receive all other dividends which may be declared by said Board of Directors.

     No dividend on the Class A Preferred Stock or the Common Stock shall be payable until all accrued and accumulated dividends on the shares of Preferred Stock of all series, at the respective rates fixed therefor, from the respective dates of the original issue thereof or such other date as may be fixed by said Board of Directors as aforesaid, up to the date of the declaration of such dividend on Class A Preferred Stock or Common Stock, shall have been paid or declared and set apart. No dividend on the Common Stock shall be payable until all accrued and accumulated dividends on the shares of Class A Preferred Stock of all series, at the respective rates fixed therefor, from the respective dates of the original issue thereof or such other date as may be fixed by said Board of Directors as aforesaid, up to the date of the declaration of such dividend on Common Stock, shall have been paid or declared and set apart.

     Section 503 of the California General Corporations Law shall not apply to distribution on shares of Class A Preferred Stock or Common Stock or on any other shares junior to Preferred Stock or Class A Preferred Stock of this corporation.

     3. VOTING RIGHTS. Each share of Common Stock, $4.50 Dividend Preferred Stock, $4.40 Dividend Preferred Stock, $4.75 Dividend Preferred Stock, $4.36 Dividend Preferred Stock and $4.75 Dividend Preferred Stock (convertible on or before October 31, 1966) shall be entitled to one vote on each matter submitted to a vote of shareholders.

     Each share of each additional series of Preferred Stock and each share of each series of Class A Preferred Stock shall be entitled to such number of votes (if any), not to exceed one vote, as the Board of Directors may specify in the resolution providing for the issuance of such series; provided, however, that each share of Preferred Stock shall be entitled to one vote on each matter as to which, under these Articles of Incorporation, action cannot be taken without the consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, as a class.

     Except as to shares of Preferred Stock to be issued to redeem, or to be issued in exchange for, an equal number of outstanding shares of Preferred Stock, this corporation shall not without the consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, as a class, issue any Preferred Stock, or stock on a parity with the Preferred Stock, in excess of three hundred thousand (300,000) shares (including any Preferred Stock or stock on a parity with Preferred Stock issuable on conversion of other securities), or any stock, or securities convertible into any stock, ranking prior to the Preferred Stock, unless after giving effect to each such transaction, (i) the sum of the aggregate involuntary liquidation preference of all outstanding shares of Preferred Stock of all series and all other stock of this corporation on a parity with or ranking prior to the Preferred Stock (or any Preferred Stock or stock on a parity with or prior to the Preferred Stock issuable on conversion of other securities) is not in excess of the consolidated surplus (including earned, capital and other surplus) of this corporation and its subsidiaries, determined from the consolidated balance sheet in accordance with sound accounting practice, plus the aggregate stated value of all classes of stock of this corporation ranking junior to the Preferred Stock, and (ii) the aggregate of the consolidated net earnings of the corporation and its subsidiaries (determined in accordance with sound accounting practice), for a period of any twelve (12) consecutive months within the eighteen (18) months next preceding the date of such transaction, plus an amount equal to the annual interest charges on the consolidated funded debt of this corporation and its subsidiaries, shall be at least one and one-half times a sum equal to the aggregate of the annual interest charges on the consolidated funded debt of this corporation and its subsidiaries, and the annual dividend requirements on all outstanding Preferred Stock, and stock on a parity with or ranking prior to the Preferred Stock, and on all preferred stock of subsidiaries outstanding in the hands of the public. In the foregoing computations annual interest charges and annual dividend requirements shall be calculated in respect of any funded debt or stock not having a fixed interest or dividend rate on the basis of the interest or dividend rate prevailing thereon or that would have prevailed thereon at the earliest of the public offering of the stock to be issued, the execution of an agreement to issue the stock to be issued or the issuance of the stock to be issued; the stock to be issued and dividends thereon shall be included; and if any property operated by others has been acquired by this corporation or any subsidiary within such eighteen (18) months period or is to be acquired with all or part of the proceeds of such stock to be issued, such property shall be treated as having been owned by this corporation or such subsidiary for the twelve (12) consecutive months in calculating net earnings.

     This corporation, without the consent of the holders of at least two-thirds of the outstanding Preferred Stock, as a class, shall not (i) authorize any stock ranking prior to the outstanding Preferred Stock or (ii) change any provision of the outstanding Preferred Stock which would authorize this corporation to levy assessments thereon, reduce the dividend rate thereof, make the dividends thereon non-cumulative in whole or in part, reduce the redemption price thereof, reduce any amount payable thereon upon voluntary or involuntary liquidation, eliminate, diminish or alter adversely any conversion rights, if any, pertaining thereto, diminish or eliminate voting rights pertaining thereto, diminish or alter adversely any options or rights theretofore granted to the holders thereof to purchase other shares of this corporation, diminish or alter adversely any sinking fund provision relating thereto, or rearrange the priority of outstanding shares of Preferred Stock so as to make them subject to the preferences of other than outstanding shares as to distributions by way of dividends or otherwise.

     4. REDEMPTION. Any or all of the series of the $4.50 Dividend Preferred Stock, the $4.40 Dividend Preferred Stock, the $4.75 Dividend Preferred Stock, the $4.36 Dividend Preferred Stock and the $4.75 Dividend Preferred Stock (convertible on or before October 31, 1966) are subject to redemption upon payment to the holders whose stock may be called for redemption in each case of the amounts provided for in the following schedule:

          $4.50 Dividend Preferred Stock - one hundred dollars ($100) per share; together with accrued and accumulated dividends to the date of redemption on any shares of such stock to be redeemed;

          $4.40 Dividend Preferred Stock - one hundred one dollars and fifty cents ($101.50) per share; together with accrued and accumulated dividends to the date of redemption on any shares of such stock to be redeemed;

          $4.75 Dividend Preferred Stock - one hundred dollars ($100) per share; together with accrued and accumulated dividends to the date of redemption on any shares of such stock to be redeemed;

          $4.36 Dividend Preferred Stock - one hundred one dollars and fifty cents ($101.50) per share if redeemed on or before October 15, 1975 and one hundred one dollars $101) per share if redeemed thereafter; together in each case with accrued and accumulated dividends to the date of redemption on any shares of such stock to be redeemed;

          $4.75 Dividend Preferred Stock (convertible on or before October 31,
     1966) - one hundred one dollars $101) per share; together with accrued and accumulated dividends to the date of redemption on any shares of such stock to be redeemed; together in each case with accrued and accumulated dividends to the date of redemption on any shares of such stock to be redeemed.

     Notice of the redemption of any or all of the shares of said series of Preferred Stock shall be given by mail at the respective addresses, as shown on the books of this corporation, to the holders of the Preferred Stock of record on the books of this corporation whose stock is to be redeemed, not less than thirty (30) days prior to the date fixed for such redemption, and such notice of redemption shall also be given by publication in a newspaper of general circulation published in the State of California, once a week for at least thirty (30) days prior to the date fixed for such redemption. If the whole of any one said series or of more than one said series of shares of Preferred Stock is to be redeemed at one time such notice of redemption shall so state; and if shares of Preferred Stock of any one said series or of more than one said series are to be redeemed in part, such notice shall also specify which of said shares of Preferred Stock are to be redeemed by giving the numbers of the stock certificates evidencing the shares to be redeemed. Such notice shall in any case specify the time and place of redemption and the price to be paid for the shares redeemed. Such redemption shall be at such time and place as shall be specified in the notice. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by this corporation in providing moneys at the time and place as aforesaid for the payment of the redemption price of such Preferred Stock, all dividends on such Preferred Stock so called for redemption shall cease to accrue and all the rights of the holders thereof, as shareholders of this corporation, except the right to receive such redemption price and accrued and accumulated dividends to the date of redemption, shall cease and determine. All certificates of the Preferred Stock so redeemed shall be appropriately cancelled on the books of this corporation and the shares so redeemed represented by such certificates shall be restored to the status of authorized but unissued shares; the number of shares of the series redeemed shall be reduced by the number of shares so redeemed; and the shares so redeemed shall have the status of shares as to which the Board of Directors is authorized, within the limitations and restrictions stated herein, to fix or alter the dividend rate (including fixed, variable or adjustable rates), the number of votes per share, the conversion rights, if any, the rights and terms of redemption (including sinking fund provisions), the redemption price or prices, if any, the liquidation preferences, the number of shares, and the distinctive designations of each additional series. If this corporation shall deposit on or prior to the date fixed for redemption of any such shares of Preferred Stock with one or more banks or trust companies, each having capital and surplus of at least five million dollars ($5,000,000) and doing business in the State of California, as a trust fund for the benefits of the respective holders of such shares to be redeemed, a sum sufficient to redeem, on the date fixed for redemption thereof, such shares called for redemption, with irrevocable instructions and authority to any one of such depositary banks or trust companies to publish, in the name of this corporation, the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for such redemption or prior thereto, to the respective holders of such shares, the redemption price thereof upon the surrender of the certificates representing the shares so called for redemption, then from and after the date of such deposit (although prior to the date fixed for redemption) such shares so called for redemption shall be deemed to be redeemed and dividends thereon shall cease to accrue after such date fixed for redemption, and such deposit shall be deemed to constitute full payment of such shares to the respective holders thereof, and from and after the date of such deposit such shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except only the right to receive from such bank or banks or trust company or companies payment of the redemption price of such shares without interest, upon surrender of their certificates therefor, and the right to exercise any existing conversion rights in accordance with the express terms of the shares so called for redemption. Any funds so deposited which are not required for the redemption of shares because of the conversion thereof shall forthwith be returned to this corporation. Moneys so deposited and unclaimed at the end of six (6) years shall be repaid to this corporation and thereafter the holders of such shares called for redemption shall look only to this corporation for payment.

     Shares of each other series of Preferred Stock and shares of each series of Class A Preferred Stock shall be redeemable, if at all, upon such terms as specified by the Board of Directors in the resolution providing for the issuance of such series.

     5. LIQUIDATION. In the event of a voluntary or involuntary dissolution or liquidation of this corporation, the holders of the shares of each series of Preferred Stock shall be entitled pro rata to receive, without priority between series, out of the surplus profits arising from the business of this corporation and then remaining intact, or, in case such profits shall be insufficient, then from the general assets of this corporation, payment of all accumulated and unpaid dividends thereon at the respective rate fixed for such series together with, in the case of the holders of the shares of the $4.50 Dividend Preferred Stock, the $4.40 Dividend Preferred Stock, the $4.75 Dividend Preferred Stock and the $4.36 Dividend Preferred Stock, the $4.75 Dividend Preferred Stock (convertible on or before October 31, 1966) the sum of one hundred dollars ($100) per share for each share held by such holders, respectively, and in the case of the holders of the shares of each additional series of Preferred Stock, the sum of money per share fixed by the Board of Directors for such series for each share held by such holders, respectively, and such payment shall be made before the holders of the Class A Preferred Stock or the Common Stock shall receive any payment thereon. The holders of the shares of the Preferred Stock of any series shall not be entitled to any further share in the assets of this corporation.

     In the event of a voluntary or involuntary dissolution or liquidation of this corporation and after there shall have been paid to, or set aside for payment to, holders of shares of Preferred Stock of all sums which they are entitled to receive in such event, the holders of the shares of each series of Class A Preferred Stock shall be entitled pro rata to receive, without priority between series, out of the surplus profits arising from the business of this corporation and then remaining intact, or, in case such profits shall be insufficient, then from the general assets of this corporation, payment of all accumulated and unpaid dividends thereon at the respective rates fixed for such series together with the sum of money per share determined by the Board of Directors for such series for each share held by such holders, respectively, and such payment shall be made before the holders of the Common Stock shall receive any payment thereon. The holders of the shares of Class A Preferred Stock of any series shall not be entitled to any further share in the assets of this corporation.

     After there shall have been paid to, or set aside for payment to, the holders of shares of Preferred Stock of Class A Preferred Stock of all sums which they are entitled to receive in the event of a voluntary or involuntary dissolution or liquidation of this corporation, the remaining assets of this corporation shall be divided and payable equally to the holders of the Common Stock in proportion to the number of shares held by each.

     6. GENERAL. No holder of any class of stock of this corporation shall, as such shareholder, have any right of subscription to shares of any class of this corporation now or hereafter authorized and which may be offered for subscription or sale by this corporation, except that whenever the Board of Directors of this corporation in its discretion may from time to time determine, the holders of the shares of Common Stock of this corporation may be given the right of subscription to all or any part of new shares of Common Stock of this corporation now or hereafter authorized and which may be offered for subscription or sale by this corporation at such price as the Board of Directors may from time to time fix. All stock issued by this corporation shall be fully paid up and non-assessable.

     Fifth: Said corporation elects to be governed by all the provisions of the General Corporation Law of California as amended by act of the California Legislature 1975-76 Regular Session, effective January 1, 1977, not otherwise applicable to it under Chapter 23 of that law.

     Sixth: 1. LIABILITY OF DIRECTORS. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     2. INDEMNIFICATION OF AGENTS. The corporation is authorized by bylaw, agreement or otherwise to provide for indemnification of agents (as defined in Section 317 of the California General Corporations Law) of the corporation to the fullest extent permissible under California law and in excess of that expressly permitted under Section 317 of the California General Corporation Law, subject to the limits on such excess indemnification set forth in
Section 204 of the California General Corporation Law.

     3. INSURANCE FOR AGENTS. The corporation is authorized to purchase and maintain insurance on behalf of any agent (as defined in Section 317 of the California

General Corporation Law) of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such to the fullest extent permitted by California law and whether or not the corporation would have the power to indemnify the agent under the provisions of Section 317 of the California General Corporation Law or these articles of incorporation. The fact that the corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this provision inapplicable, if such policy meets the requirements of Section 317 of the California General Corporation Law.

     4. REPEAL OR MODIFICATION. No repeal or modification of any provision of this Article Sixth shall adversely affect any protection, right or insurance afforded to any director or other agent (as defined in Section 317 of the California General Corporation Law) of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Seventh: ELIMINATION OF CUMULATIVE VOTING. No holder of any class of stock of this corporation shall be entitled to cumulate votes at any election of directors of this corporation.